Exhibit 10.4

AMENDMENT TO

CONTRACT OF EMPLOYMENT

This AMENDMENT TO CONTRACT OF EMPLOYMENT (the “Amendment”) is entered into as of July 6, 2023 (the “Effective Date”), by and between Mr. Michael Andrew Barclay Binney (the “Executive”) and Emerson Radio (Hong Kong) Limited (the “Company”).

Recitals

A. On January 16, 2022, the Company and the Executive entered into a contract of employment (the “Employment Agreement”); and

B. The Company and the Executive desire to amend the Employment Agreement between the parties as provided in this Amendment.

Agreement

The parties agree to the following:

1.    Section 7.03 of the Employment Agreement is hereby amended and replaced in its entirety as follows:

“7.03         Unless otherwise agreed by the Company and the Group, the employee will retire on the first day of the following month immediately after his 67th birthday without further notice required by either party.”

2.    Except as modified or amended in this Amendment, no other term or provision of the Employment Agreement is amended or modified in any respect. The Employment Agreement, and this Amendment, together with those documents or other agreements between the parties expressly referenced or otherwise incorporated therein (e.g., the parties’ Arbitration Agreement), set forth the entire understanding between the parties with regard to the subject matter hereof and supersede any prior oral discussions or written communications and agreements. This Amendment cannot be modified or amended except in writing signed by the Executive and an authorized officer of the Company.

IN WITNESS WHEREOF, the parties have duly executed this Amendment as of the Effective Date.

Emerson Radio (Hong Kong) Limited
/s/ Christopher Ho
Christopher Ho, Chief Executive Officer Executive:
/s/ Michael Andrew Barclay Binney
Michael Andrew Barclay Binney

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